Mr. William Prince

c/o Integrated Environmental Technologies, Ltd.

4235 Commerce Street

Little River, SC 29566

January 4, 2005

Dear William,

This letter will serve as notice that as of this day January 4, 2005 the Consulting Agreement signed on December 5, 2004 between the Company (Integrated Environmental Tech., Ltd.) and me shall be amended to exclude Part 5 (the anit-dillution clause) and that part shall be deleted from the agreement. All other provisions shall remain in effect as agreed to.

Sincerely,

/s/Joseph B. Schmidt

Joseph B. Schmidt

32 Elicott Lane

Wayne, NJ 07470

Please sign below:

/s/William Prince

William Prince

President and CEO

Integrated Environmental Technologies, Ltd.